SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 8, 2004

PROTOKINETIX, INC.
(Exact name of registrant as specified in its charter)

a development stage corporation
(formerly known as RJV NETWORK, INC.)
(Name of small business issuer in its charter)

Nevada	000-32917	94-3355026
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
885 West Georgia Street, Suite 1500
Vancouver, BC, Canada V6C 3E8
(Address of principal executive offices)
604-687-9887
(Registrant’s Telephone Number)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ProtoKinetix, Inc.
From 8-K
Current Report

September 23, 2004

Item 1.01 Entry into a Material Definitive Agreement.

On September 8, 2004, the Registrant issued a press release, filed herewith as Exhibit 99.1, announcing the execution of a definitive agreement ("Agreement") with The Perigene Company for the exclusive worldwide right to license and market the gem-Difluoro platform technology (“GDPT”). The transaction related to the Agreement closed on September 19, 2004.

The GDPT will be used in Registrant’s research with Anti-Freeze-Glyco Proteins (“AFGP”), and will be further developed and incorporated into Registrant’s products. The licensed AFGP technology has been shown to produce a stable AFGP that is able to prevent ice crystals from forming in cells at temperatures below freezing. As such, the Registrant believes that the licensed AFGP technology may give the Registrant the ability to produce a variety of AFGPs that can be tailored to meet specific needs.

As of the date of this filing, the Registrant (1) has no customers for an AFGP molecule, and (2) has not sold any products containing the AFGP molecule.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release Dated September 8, 2004 Announcing the acquisition of the exclusive worldwide license to produce and market synthetic antifreeze glycoproteins (AFGP).
99.2	Agreement executed between ProtoKinetix and The Peregine Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: September 23, 2004	ProtoKinetix, Inc.

	By:	/s/ Dr. John Todd
Name: Dr. John Todd
Title: CEO and President